EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-107981 of Luminent Mortgage Capital, Inc. of our report dated February 27, 2004 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/  Deloitte & Touche LLP
San Francisco, California
November 9, 2004